Exhibit 10.35

THIS CONVERTIBLE PROMISSORY NOTE (THIS “NOTE”) AND THE SECURITIES THAT MAY BE ACQUIRED PURSUANT TO THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.  THIS NOTE AND SUCH OTHER SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF A REGISTRATION STATEMENT AND LISTING APPLICATION IN EFFECT WITH RESPECT TO THIS NOTE OR SUCH OTHER SECURITIES UNDER THE SECURITIES ACT AND ANY OTHER APPLICABLE SECURITIES LAW, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION AND LISTING ARE NOT REQUIRED PURSUANT TO A VALID EXEMPTION THEREFROM UNDER THE SECURITIES ACT AND THE APPLICABLE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION.

FORM OF CONVERTIBLE PROMISSORY NOTE
June 10, 2008

US $                                                                                                                                                                       June   , 2005

FOR VALUE RECEIVED, Osiris Therapeutics, Inc., a Delaware corporation (the “Company”), having an address of 2001 Aliceanna Street, Baltimore, MD 21231, U.S.A., hereby promises to pay to the order of             (the “Holder”), at the offices of Holder at             or such other place as may be designated by Holder to the Company in writing, the aggregate principal amount of             U.S. Dollars ($           ) (the “Principal”) together with accrued and unpaid interest, upon the terms and conditions hereinafter set forth.

1.             Payment Terms.  The Company promises to pay to Holder the Final Payment Amount (as hereinafter defined) on June 10, 2008 (the “Maturity Date”), unless this Note is earlier redeemed by the Company or converted into Common Stock (as hereinafter defined) of the Company, pursuant to Section 3 or Section 5 hereof, as applicable.  All accrued and unpaid interest shall be due and payable in accordance with Section 2 hereof.  All payments hereunder shall be made in lawful money of the United States of America.  Payment shall be credited first to the accrued and unpaid interest then due and payable and the remainder to Principal.  “Final Payment Amount” means an amount equal to the sum of the total unpaid Principal plus any accrued and unpaid interest.

2.             Interest.  Interest on the outstanding portion of Principal of this Note shall accrue at a rate of six percent (6%) per annum.  All computations of interest shall be made on the basis of a 360-day year for actual days elapsed.  All accrued interest shall be due and payable on each Payment Date (as hereinafter defined), the Maturity Date, the IPO Redemption Date (as hereinafter defined), the Company Redemption Date (as hereinafter defined) or the IPO Conversion Date (as hereinafter defined), as the case may be, in each case in accordance with the terms and conditions of this Note.  “Payment Date” means each of June 10, 2006 and June 10, 2007.  If a Payment Date, the Maturity Date, the IPO Redemption Date, the Company Redemption Date or the IPO Conversion Date is on a day that is not a business day, payment of any amounts due and payable on such date shall be effected on the immediately following business day.

3.             Conversion or Redemption of this Note.

(a)           Conversion or Redemption at Option of Holder.  Upon the initial closing by the Company of its first firm commitment underwritten public offering of not less than USD 25 million (such closing an “IPO”), this Note may, at the sole option of Holder, be, in whole or in part, (i) converted into shares of the Company’s common stock, par value $0.001 per share (or as amended from time to time as envisaged by Section 6 below) (“Common Stock”), in accordance with Section 3(a)(i) hereof, or (ii) redeemed by the Company for cash in accordance with Section 3(a)(ii) hereof.  The date of conversion is referred to as the “IPO Conversion Date” and the date of such redemption is referred to as the “IPO Redemption Date”.

(i)            Conversion.  In the event of an IPO and Holder’s election to convert this Note, in whole or in part, into Common Stock, the number of shares of Common Stock to which Holder shall be entitled upon such conversion (the “IPO Conversion Shares”) shall be equal to the product of:  the Final Payment Amount, divided by the IPO Price times the IPO Adjustment Factor (as hereinafter defined) (the “Note Conversion Rate”), such product to be multiplied with the percentage of the Principal in relation to which the Holder elects to convert this Note into Common Stock.  The “IPO Adjustment Factor” amounts to

•                                          109% for the time period until June 10, 2006;

•                                          115% for the time period beginning June 11, 2006 and ending December 10, 2006;

•                                          118% for the time period beginning December 11, 2006 and ending June 10, 2007;

•                                          124% for the time period beginning June 11, 2007 and ending December 10, 2007;

•                                          127% for the time period beginning December 11, 2007 and ending June 10, 2008.

“IPO Price” shall mean the price per share at which shares of Common Stock are sold to the public in the IPO.  Upon the election by Holder to convert this Note, in whole or in part, pursuant to this Section 3(a)(i), the Company shall use its best efforts to immediately complete the registration under the Securities Act of the IPO Conversion Shares (as hereinafter defined).  Holder agrees to cooperate with all reasonable requests by the Company necessary to effectuate such registration, including by timely providing the Company with all information necessary in connection with such registration and agreeing to such undertakings and restrictions as are typical for selling stockholders in similar circumstances.  The registration of the IPO Conversion Shares pursuant to this Section 3(a)(i) shall be subject to the provisions of Section 14 hereof and to reasonable restrictions imposed by the underwriters.

(ii)           Redemption.  In the event of an IPO and Holder’s election to have this Note redeemed by the Company, the Company may, at its sole option, effect such redemption by either: (1) paying, in immediately available funds, an amount to Holder equal to the product of the Principal outstanding under this Notes times the IPO Adjustment Factor, such product to be multiplied with the percentage of the Principal in relation to which the Holder elects to have this Note redeemed (the “IPO Redemption Price”).

(b)           Conversion or Redemption.  Following the initial filing by the Company of a registration statement in connection with the IPO and at least 30 days prior to the anticipated effective date of such registration statement, the Company shall provide written notice (the “Company Notice”) to Holder of the filing of such registration statement.  Holder shall elect, by delivery of a written notice, substantially in the form attached as Annex 1, to Company within 15 days of Holder’s receipt of the Company Notice, to convert this Note upon the IPO,  in whole or in part, pursuant to Section 3(a)(i) above or to have this Note then redeemed, in whole or in part, pursuant to Section 3(a)(ii) above.  If the Holder elects to convert this Note in part into Common Stock pursuant to Section 3(a)(i) above and to have this Note in part redeemed pursuant to Section 3(a)(ii) above, the Holder shall specify the portion of Principal that shall be converted into Common Stock and the portion of Principal that shall be redeemed.  The Holder’s right to elect partial conversion or redemption of this Note may be exercised in increments of $100,000.  In the event Holder fails to respond to the Company Notice in a timely manner, the Company shall understand such failure to mean that Holder has elected to redeem this Note in accordance with Section 3(a)(ii) above.  Notwithstanding the foregoing, the Company shall not be obligated to deliver the IPO Conversion Shares issued upon conversion of this Note by the Holder or pay the IPO Redemption Price unless the original of this Note is delivered to the Company or Holder notifies the Company in writing that such original of this Note has been lost, stolen or destroyed, and Holder executes an agreement satisfactory to the Company to, among other things,  indemnify the Company from any loss incurred by the Company in connection with such original of this Note.  Upon surrender by Holder to the Company of the original of this Note at the office of the Holder to an authorized representative of the Company, such representative shall issue and deliver to Holder promptly at such office and in Holder’s name as shown on the original of this Note, the IPO Conversion Shares or the IPO Redemption Price

(c)           No Fractional Shares.  The number of IPO Conversion Shares resulting from a conversion of this Note pursuant to Section 3(a)(i) above shall be rounded up to the next higher integral share of Common Stock, and no fractional shares shall be issuable by the Company upon conversion of this Note.  Conversion of this Note shall be deemed payment in full of this Note and this Note shall thereupon be cancelled.

4.             Subordination.  The indebtedness evidenced hereby ranks pari passu in right of payment to all existing and future bank and indebtedness and Boston Scientific Loans, including lease and equipment finance obligations of the Company.  The indebtedness evidenced hereby ranks senior in right of payment to all other convertible debt securities issued by the Company and to all classes and series of the Company’s capital stock.

5.             Redemption.  This Note may be redeemed by the Company at any time by payment to Holder in immediately available funds of the sum of the (i) Final Payment Amount plus (ii) Company Redemption Premium (as hereinafter defined).  “Company Redemption Premium” means (i) 9% of the Principal if the redemption takes place before June 10, 2006; (ii) 18% of the Principal if the redemption takes place on or after June 10, 2006 but before June 10, 2007; or (iii) 27% of the Principal if the redemption takes place on or after June 10, 2007.  The Company must provide written notice to Holder not less than 30 days prior to the effective date of such redemption (the “Company Redemption Date”).

6.             Representations and Warranties of the Company.  The Company represents and warrants to Holder as follows:

(a)           The execution and delivery by the Company of this Note (i) are within the Company’s corporate power and authority, and (ii) have been duly authorized by all necessary corporate action.

(b)           This Note is a legally binding obligation of the Company, enforceable against the Company in accordance with the terms hereof, except to the extent that (i) such enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights, and (ii) the availability of the remedy of specific performance or in injunctive or other equitable relief is subject to the discretion of the court before which any proceeding therefore may be brought.

7.             Use of Proceeds.  The proceeds received by the Company from the sale of this Note shall be used by the Company for working capital or other general corporate purposes.

8.             No Waiver in Certain Circumstances.  Except as set out in Section 3(b) sentence 3 above, no course of dealing of Holder nor any failure or delay by Holder to exercise any right, power or privilege under this Note shall operate as a waiver hereunder and any single or partial exercise of any such right, power or privilege shall not preclude any later exercise thereof or any exercise of any other right, power or privilege hereunder.

9.             Certain Waivers by the Company.  Except as expressly provided otherwise in this Note, the Company and every endorser or guarantor, if any, of this Note waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral available to Holder, if any, and to the addition or release of any other party or person primarily or secondarily liable.

10.           No Unlawful Interest.  Notwithstanding anything herein to the contrary, payment of any interest or other amount hereunder shall not be required if such payment would be unlawful.  In any such event, this Note shall automatically be deemed amended so that interest charges and all other payments required hereunder, individually and in the aggregate, shall be equal to but not greater than the maximum permitted by law.

11.           Security Interest.  The Company’s obligations under this Note are secured by a grant of a security interest to Holder in all tangible and intangible assets of Company, excluding assets previously pledged in the Boston Scientific loan agreement, for which Company retains sole title as of the date of this Note (the “Collateral”).  The security interest is subject and subordinate to each of the collaboration agreements between Boston Scientific Corporation and the Company.  The Collateral includes all equipment, fixtures, intellectual property (including patents), cash and cash equivalents, software, personal property and receivables of the Company.  Notwithstanding anything to the contrary herein all (a) leases and other contracts, (b) licenses (including to software and intellectual property), (c) rights of the Company under such leases, other contracts and licenses and (d) any property that is the subject of such leases, other contracts and licenses, shall not constitute “Collateral” under this Note.  In the event Company fails to perform any of its repayment obligations under this Note, and such default is continuing for a period of 10 business days after written notice from Holder to the Company (“Default”), Holder may accelerate repayment of the Principal plus any accrued interest and exercise, without further notice, all rights and remedies under this Note or enforce any rights otherwise available.  In the case of such Default, Holder shall give the Company not less than 60 business days prior written notice of its intended disposition of the Collateral; provided, however, if Company cures such Default prior to expiration of such notice period, Default will be not deemed to have occurred and Holder shall have no rights to accelerate repayment or enforce the Collateral.  For the purpose of enforcing any and all rights and remedies under this Agreement, Holder may (i) require the Company to, upon Holder’s reasonable request, assemble all or any part of the Collateral as directed by the Holder and make it available to Holder during normal business hours at the Company’s headquarters, (ii) to the extent permitted by applicable law, enter, without breach of the peace, any premises where any such Collateral is or may be located and, reasonably seize and remove such Collateral from such premises, (iii) direct the Company to reasonably provide relevant information from the Company’s books and records relating to the Collateral, and (iv) prior to the disposition of any of the Collateral, store or transfer the Collateral, process, repair or recondition such Collateral or otherwise prepare it for disposition in any manner and to the extent Holder deems reasonably appropriate.  Notwithstanding anything to the contrary herein, the security interest granted hereby is expressly limited to the Final Payment Amount outstanding under this Note and Holder shall exercise the foregoing rights in such a fashion so as to minimize disruption to Company and its business operations and only to the extent necessary to recover such unpaid Final Payment Amount.  Holder and the Company shall work in good faith to effectuate the intent of the previous sentence.  The security interest provided hereby shall expire upon the payment in full of the Final Payment Amount or the occurrence of the IPO Conversion Date.  Holder will execute any documents or instruments the Company may reasonably request to evidence such expiration.  By acceptance of this Note (i) Holder and any subsequent holder of this Note acknowledges and agrees that the Company may issue other convertible debt securities, and in connection therewith, grant security interests in the Collateral which may be subordinate to or pari passu with the security interest granted hereby, (ii) Holder hereby consents to the grant by the Company of such security interests, and (iii) Holder shall perform, from time to time, such acts, and shall execute, acknowledge and/or deliver such other instruments, documents and agreements as the Company reasonably may request in order to consummate the transactions provided for in this Note.

12.           Lock-up.  In the event of an IPO, Holder shall sign any lock up agreements which may be requested by the underwriters of such an IPO and all the shares of Common Stock received upon conversion specified in Section 3 above shall be subject to such lock-up agreements.  The time period of any lock-up shall be determined by the Company and the representative(s) of any underwriters but shall in no event exceed 180 days from the date of the final prospectus with respect to the IPO.

13.           Miscellaneous.  No modification, rescission, waiver, forbearance, release or amendment of any provision of this Note shall be made, except by a written agreement duly executed by each of the Company and Holder.  This Note may not be conveyed, assigned or transferred by Holder without the prior written consent of the Company.  All notices hereunder shall be in writing and be deemed given if personally delivered, sent by overnight courier (provided proof of delivery is received) or sent by telecopy (provided a confirmation of transmission is received) at the addresses of the respective parties set forth in the initial paragraph of this Note or such other address as either party shall notify the other of from time to time.  The Company hereby submits to personal jurisdiction in the State of Maryland, consent to the jurisdiction of any competent state or federal district court sitting in the County of Montgomery County, Maryland, and waives any and all rights to raise lack of personal jurisdiction as a defense in any action, suit or proceeding in connection with this Note or any related matter.  This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of Maryland, without reference to conflicts of law provisions of such state.

IN WITNESS WHEREOF, the undersigned have caused this Note to be executed and delivered by a duly authorized officer as of the date first above written.

Osiris Therapeutics, Inc.

By:

Name:

Title: